Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 2, 2015 relating to the consolidated financial statements of Adesto Technologies Corporation and its subsidiaries, which appears in the Prospectus filed on October 27, 2015 pursuant to Rule 424(b) under the Securities Act of 1933, relating to Adesto Technologies Corporation’s Registration Statement No. 333-206940 on Form S-1.

/s/ Burr Pilger Mayer, Inc.

San Jose, California
October 27, 2015